EXHIBIT 10.200

                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement ("Agreement") is entered into as of October 1, 2000, by and between Catalina Lighting, Inc., a Florida corporation (the "Company"), and David Sasnett (the "Executive").

         WHEREAS, the Executive and the Company entered into an Employment Agreement, dated as of May 7, 1998, as amended; and

         WHEREAS, the Company desires to continue to employ the Executive, and the Executive desires to remain employed by the Company, in accordance with the provisions contained in this Agreement,

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1. Employment, Duties and Acceptance. The Company agrees to employ the Executive during the Term of this Agreement (as defined in Article 2 of this Agreement), and the Executive accepts such employment. Subject to the direction of the Board of Directors of the Company, the Executive shall serve as the Senior Vice President of the Company. The Executive shall have such responsibilities, perform such duties, and exercise such power and authority as are inherent in, or incident to, the offices of Senior Vice President. The Executive shall devote his full business time and attention and his best efforts to the performance of his duties as an employee of the Company.

2. Term. The Term of this Agreement shall be for a period commencing on October 1, 2000, and ending on the earlier of (a) September 30, 2001, or (b) such date as the Executive's employment may be terminated by either the Company or the Executive pursuant to Article 4 of this Agreement.

3. Compensation.

         3.1 Salary. As compensation for all services to be performed by the Executive pursuant to this Agreement, the Company shall pay the Executive during the Term a salary of $210,000 per annum, less all required and authorized withholdings and deductions. Salary payments shall be made to the Executive in accordance with the Company's regular pay practices for executives.

         3.2 Bonus. The Executive shall receive one or more bonus payments to be calculated and paid in such a manner as will be determined by the Compensation Committee of the Board of Directors or the Company.

         3.3 Employee Benefit Plans. The Executive shall be entitled to receive such benefits and to participate in such benefits plans as are generally provided from time to time by the Company to its senior management employees; provided, however, that nothing in this Agreement shall be construed to obligate the Company to provide any specific benefits to employees generally.

         3.4 Vacation. The Executive shall be entitled to four (4) weeks of paid vacation time on an annual basis, or such greater amount of vacation time as may be provided in accordance with


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the policies as are from time to time adopted by the Company's Board of
Directors with respect to its senior management employees. Such paid vacation must be taken at a time and in a manner consistent with the duties of the Executive.

         3.5 Business Expenses. The Executive shall be entitled to reimbursement for reasonable business expenses incurred in connection with his employment, including customer entertainment.

         3.6 Automobile. The Company shall either (i) lease an automobile for the Executive's use and pay the cost of insurance, maintenance and gasoline for the automobile to the extent it is utilized for the Company's business, or (ii) provide the Executive with a comparable automobile allowance.

         3.7 Nonrenewal; Severance.

                  (a) The Company shall notify the Executive on or before the last business day that is at least six months prior to the expiration of the then-current term of this Agreement, whether the Company intends to renew this Agreement. The failure of the Company to provide timely notice of intent to renew this Agreement shall not result in automatic renewal of this Agreement. This Agreement may not be renewed except by written amendment jointly executed by the parties hereto; notice of intent to renew shall not itself constitute renewal of the Agreement.

                  (b) If the Company elects not to renew the Agreement, then the Company shall, within thirty (30) days after the expiration of the then-current term, pay to the Executive an amount equal to the annual base salary of the Executive immediately prior to the expiration of the then-current term, less all required and authorized withholdings and deductions. Additionally, the Company shall continue to provide all benefits and allowances to the Executive and/or the Executive's immediate family members for a period of one year following the expiration of the then-current term, less any insurance amounts available to the Executive and/or his immediate family members from other sources; provided, however, that the Company may, at its option, elect to pay the Executive the value of such benefits and allowances in a lump sum payment within thirty (30) days after the expiration of the then-current term.

4. Termination of Employment

         4.1 Termination upon Death

                  (a) The Company shall provide life insurance to the Executive on the same or substantially the same terms provided to the Executive on the Effective Date of this Agreement. The life insurance policies provided by the Company to the Executive on the Effective Date of this Agreement are set forth in Exhibit D.

                  (b) The employment of the Executive under the Agreement shall terminate upon the death of the Executive. In such case, the Company shall pay the legal representatives of the Executive an amount in cash equal to the compensation owing to the Executive as of the date of his death, less all required and authorized withholdings and deductions.


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         4.2 Termination upon Disability.

                  (a) The Company shall continue to provide disability insurance to the Executive on the same or substantially the same terms as provided to the Executive on the Effective Date of this Agreement. The disability insurance policies provided by the Company to the Executive on the Effective Date of this Agreement are set forth in Exhibit C.

                  (b) If, during the Term of his employment, the Executive suffers a Disability (as hereinafter defined) for a period of three consecutive months or more, the Company may, after the expiration of such three-month period and prior to the Executive resuming his full-time duties hereunder, terminate the employment of the Executive upon prior written notice to the Executive, which notice shall specify a date (which may be the date of such notice or any later date) as of which such termination is to become effective (the "Disability Termination Date"). Subsequent to the Disability Termination Date, the Executive or his legal representatives shall be entitled to receive any benefits which may be payable under all disability insurance policies and disability plans provided by the Company, without offset for any other insurance or disability payments to which the Executive may be entitled under insurance policies owned by him.

                  (c) For purposes of this Article 4.2, Disability shall mean any mental or physical condition or incapacity which prevents the Executive from discharging his duties and responsibilities as an officer of the Company.

         4.3 Termination for Cause. The Company may terminate the Executive's employment for Cause (as hereinafter defined) at any time, with or without prior notice. In the event of termination of the Executive's employment for Cause, all compensation of the Executive and any other rights the Executive may have under this Agreement shall cease upon the termination date of his employment, and no further payments or benefits shall be paid or payable to the Executive by the Corporation for any period thereafter, except to the extent that Executive shall have accrued benefits under any retirement plan adopted by the Corporation for the benefit of its employees. For purposes of this Agreement, Cause shall mean
(a) fraud, dishonesty, embezzlement or other similar acts of willful misconduct by the Executive, or (b) any other act or omission of the Executive that could reasonably be expected to result in material harm to the business or reputation of the Company or any of its subsidiaries or joint ventures (as determined by the Board of Directors of the Company), which conduct continues unremedied for thirty (30) days after written notice from the Board of Directors of the Company setting forth in reasonable detail a description of such conduct.

         4.4 Termination by the Board of Directors. During the term of this Agreement, the Company may, upon sixty days' notice, terminate the Executive's employment other than for Cause or Disability upon resolution by the Board of Directors in its sole discretion. Upon termination of employment other than for Cause or Disability during the term of this Agreement:

                  (a) The Company shall pay to the Executive a contractual termination payment in an amount equal to the sum of: (i) all unpaid salary and bonus payments remaining over the balance of the then-current term of this Agreement; (ii) the value of all benefits and allowances remaining over the balance of the then-current term of this Agreement; (iii) the Executive's annual base salary as of the effective date of termination; and (iv) a bonus payment, calculated


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on the basis of the quarter in which the termination becomes effective and the three quarters immediately preceding such quarter. The Company shall pay this contractual termination amount within thirty (30) days after the effective date of termination.

                           (b) For a period of one year after the Executive's
employment with the Company ends, the Company shall provide to the Executive, at the Company's expense, such health (including dental), life, and long-term disability insurance coverage then generally provided to employees of the Company. During the one-year period after the date upon which the Executive's employment with the Company ends, the insurance coverage that the Executive would otherwise receive pursuant to this Article 4.4(b) shall be reduced by an amount equal to any insurance coverage actually obtained by the Executive and/or his family members from any source other than the Company.

                           (c) During the one-year period after the Executive's
employment with the Company ends, the Company shall continue to provide the Executive, at the Company's expense, with an automobile in accordance with the provisions of Article 3.6 of this Agreement.

         The Company may, at its option, elect to pay the Executive all or part of the value of the benefits and allowances described in Articles 4.4(b) and 4.4(c) of this Agreement in a single lump sum payment within thirty (30) days after the effective date of termination.

         4.5 Termination by Executive. The Executive may terminate his employment at any time. In such case, the Company shall pay the Executive his salary (then in effect) accrued up to the date when such termination occurs, less all required and authorized withholdings and deductions.

         4.6 Stock Options. In the event of termination of the Executive's employment with or without Cause, the Board of Directors in its sole discretion may, upon ten days' written notice, terminate the Executive's right to participate in any stock option plan of the Company.

5. Indemnification. To the fullest extent required by law, the Company shall indemnify the Executive in the event the Executive is made or threatened to be made a party to any action, suit, or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director, office, or employee of the Company.

6. Acquisition of Control. The terms of Appendix A to this Agreement shall be applicable in the event of an Acquisition of Control. For purposes of this Agreement, Acquisition of Control shall mean:

                  (a) any person or group, without the approval of a majority of the incumbent directors, becoming the beneficial owner, (as defined by applicable Florida law) of, or acquiring the power to direct the exercise of voting power with respect to, directly or indirectly, securities which represent twenty percent (20%) or more of the combined voting power of the Company's outstanding securities thereafter, whether or not some portion of such securities was previously owned by such person or by any member of such group.

                  (b) the election of three or more directors of the Company within any twelve-month period without the approval of a majority of the then-incumbent directors; or


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                  (c) the incumbent directors cease at any time to constitute a majority of the Board of Directors, whether of (i) the Company or (ii) after any cash tender offer or exchange offer, merger, consolidation or other business combination, recapitalization of the Company, sale, liquidation or dissolution (or adoption of a plan for liquidation or dissolution), or any combination of any or all of the foregoing transactions, including but not limited to a series of such transactions, any successor to the Company.

7. Confidential Information and Non-Competition Covenants.

         7.1 Nondisclosure. The Executive shall not at any time during or after the Term disclose, directly or indirectly, any confidential information relating to the Company or any of its subsidiaries or affiliates, including but not limited to any information concerning the financial condition, assets, personnel, procedures, techniques, customers, sources of leads and methods for obtaining new business, or the methods generally of doing and operating the respective businesses of the Company and its subsidiaries and affiliates, except to the extent that such information has already become a matter of public knowledge by means not in violation of law or this Agreement, or is required to be disclosed by law or judicial or administrative process.

         7.2 Non-Competition: Non-Solicitation of Customers and Employees. During the Term and for one (1) year after the termination of the Executive's employment with the Company for any reason whatsoever, but provided the Company complies with, performs and fulfills all its obligations, if any, to the Executive following such termination, the Executive shall not, unless acting with the Company's prior written consent or as an officer, employee or agent of the Company, or of any corporation controlled by, controlling, or under common control with the Company, (i) acquire or own in any manner any interest in, or loan any amount to, any person, firm, partnership, corporation, association or other entity which competes in any manner with the electric lighting fixtures and lamps business of the Company or any of its subsidiaries or affiliates in the United States of America of its territories or possessions (the "Territory"), (ii) be employed by or serve as an employee, agent, officer, director of, or as a consultant to, any person, firm, partnership, corporation, association or other entity, other than the Company and its subsidiaries and affiliates, which competes in any manner with the electric lighting fixtures and lamps business of the Company or its subsidiaries and affiliates in the Territory, or (iii) compete in any manner with the electric lighting fixtures and lamps business of the Company or its subsidiaries or affiliates in the Territory, (iv) induce or attempt to induce any major client of the Company (a "major client" being defined as any client from which the Company obtained purchase orders in the aggregate amount of $5,000,000 or more during the period of time including the fiscal quarter in which the termination or the Executive's employment occurs and the preceding three quarters) to cease doing business with, or not to do business with the Company, or (v) induce or attempt to induce any officer or employee of the Company to terminate his or her employment with the Company.

         7.3 Remedies. If the Executive commits breach, or threatens to commit a breach, of any of the provisions of this Section 7 the Company shall have the following rights and remedies:


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                  (a) The right and remedy to have the provisions of this
Section 7 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

                  (b) The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments, or other benefits (hereinafter collectively referred to as the "Benefits") derived or received by the Executive as the result of any transactions constituting a breach of any of the provisions of this Section 7, the Executive hereby agreeing to account for and pay over the Benefits to the Company.

         7.4 Injunction. The Executive acknowledges and agrees that a breach by the Executive of any of the provisions of this Section 7 will cause irreparable harm to the Company and its subsidiaries and affiliates in a monetary amount that would be virtually impossible to ascertain. Accordingly, the Executive acknowledges and agrees that the Company, its subsidiaries, and affiliates shall be entitled to a temporary restraining order and/or injunction from any court of competent jurisdiction enjoining and restraining any actual or threatened violation by the Executive and/or his affiliates employees, associates, partners or agents, either directly or indirectly, of any or all of the Executive's covenants contained in this Section 7. Nothing in this Agreement shall be construed to prevent the Company and its subsidiaries and affiliates from seeking and recovering damages where appropriate.

         7.5 Savings Clause. If any covenant or agreement contained in this
Section 7 is held to be unenforceable in whole or in part by a court of competent jurisdiction because of its duration, geographic area, or covered activities, then such duration, area, or activities shall be reduced or amended by the court to such an extent as to make it valid and enforceable in the jurisdiction where the agreement is to be enforced, and in all other respects it shall remain in full force and effect.

8. Arbitration of Disputes. The parties hereto shall use their best efforts to settle amicably any disputes, differences, or controversies concerning the interpretation or enforcement of this Agreement. However, in the event any such disputes, differences, or controversies are not so settled, the same shall be submitted to, and finally settled by, arbitration in accordance with the Rules of American Arbitration Association then in effect or such other rules as the parties may designate at such time. The arbitration shall be conducted by one or more arbitrators appointed in accordance with said rules, and shall be held in Miami, Florida. The fee(s) of the arbitrator(s) shall be borne equally by the parties. Judgement upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The provisions of this Section 8 shall not apply to actions in law or in equity brought by the Company to enforce the provisions of Section 7 (Confidential Information and Noncompetition Covenants).

9. Attorneys' Fees. In the event a party seeks to enforce any provision of this Agreement and receives any legal or equitable relief from an arbitrator or court of competent jurisdiction which is final and not subject to appeal, such party shall be entitled to recover its reasonable attorneys'


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fees and costs incurred with respect to obtaining such relief from the other party. The provisions of this Section 9 are not intended to modify the provisions of Sections 5 and 8 of this Agreement.

10. Other Provisions.

         10.1 Notices. Any communication required or permitted hereunder shall be in writing and shall be deemed given when delivered personally, telegraphed, telexed, or sent by facsimile transmission (with confirmation) or, if sent by regular mail, three days after the date of deposit in the United States mails addressed as follows:

         (a)   if to the Company, to:       Catalina Lighting, Inc.
                                            18191 NW 68 Avenue
                                            Miami, Florida 33015

         (b)   if to the Executive, to:     David Sasnett
                                            Catalina Lighting, Inc.
                                            18191 NW 68 Avenue
                                            Miami, Florida 33015


or to such other address as either party may from time to time provide to the other in writing.

         10.2 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Company and the Executive, and supersedes all prior negotiations, agreements, arrangements, and understandings, both written or oral, between the Company and the Executive with respect to the subject matter and the Term of this Agreement. This Agreement may not be amended except by written instrument executed by each of the Company and the Executive.

         10.3 Waivers and Amendments. The waiver by either party of a breach or violation of any term or provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach or violation of any provision of this Agreement nor of any other right or remedy.

         10.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflict of laws rules.

         10.5 Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, each of the Company and the Executive and their respective heirs, personal representatives, successors, and assigns.

         10.6 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof. In the event that any part of this Agreement shall be declared invalid by a court of competent jurisdiction, then, in such event, this Agreement shall be construed as if such invalid part had not been inserted.


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         10.7 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect any way the meaning or interpretation of any or all of the provisions of this Agreement.

         10.8 Counterparts. This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.

     CATALINA LIGHTING, INC.


 By: /s/ [SIGNATURE ILLEGIBLE] CEO
    ------------------------------



     EXECUTIVE:


     /s/ DAVID SASNETT
    ------------------------------
    DAVID SASNETT


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                                   APPENDIX A:

                             ACQUISITION OF CONTROL

         1.       In the event that (i) there is an Acquisition of Control and
(ii) either (A) the Executive is employed by the Company on the 180th day following the date on which the Acquisition of Control occurs, or (B) the Executive's employment with the Company is terminated either by the Company without Cause or by the Executive within 180 days after the date on which the Acquisition of Control occurs (the events referred to in clauses (A) and (B) hereof being referred to hereinafter as "Triggering Events"), then:

                  a. the Company shall pay to the Executive an amount equal to two (2) times the sum of (i) the Executive's Salary for the then current fiscal year of the Company, and (ii) a bonus payment calculated on the basis of the formula determined by the Compensation Committee pursuant to Section 3.2 of this Agreement for the quarter in which the Triggering Event occurs and the three quarters immediately preceding such quarter (the payment referred to in this subparagraph (a) being referred to hereafter as a "Change in Control Payment");

                  b. the Company shall continue to provide welfare benefits and automobile allowances to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies of the Company if the Executive's employment had not been terminated, including health, dental, disability insurance, life insurance, automobile lease and related expense allowances, in accordance with the most favorable plans, practices, programs or policies of the Company during the 180-day period immediately preceding the date on which the Triggering Event occurs, or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives and their families, for a period of three (3) years commencing as of the date on which the Triggering Event occurs; and

                  c. the provisions of Section 7.2 of this Agreement shall be of no force and effect.

         2. The Change in Control payment shall be made by the Company to the Executive in a single lump sum payment immediately upon the occurrence of a Triggering Event. Notwithstanding anything in this Agreement to the contrary, if the Executive's employment with the Company is terminated either by the Company without Cause or by the Executive prior to the date on which an Acquisition of Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect an Acquisition of Control, or (ii) otherwise arose in connection with an Acquisition of Control, then the Acquisition of Control shall be deemed to be Triggering Event for the Executive and the Executive shall be entitled to the benefits under the Appendix A.

         3. In addition to the foregoing, upon the termination of the Executive's employment with the Company for any reason after the date on which and Acquisition of Control occurs, the Company shall continue to pay to the Executive the Executive's Compensation (as defined in


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Article 3 of this Agreement) as accrued through the date of termination of the
Executive's employment, less all required and authorized withholdings and deductions.

         4. If the Executive's employment with the Company terminates for any reason other than for Cause or Disability within one (1) year following an Acquisition of Control, then the Executive shall have the option, for thirty
(30) days after the date of such termination of employment, to enter into a two
(2) year consulting and non-competition agreement (the "Consulting Agreement") with the Company, in the form attached as Appendix B to this Agreement, which shall take effect as of the date it is executed and delivered to the Company.

         5. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of the Agreement or otherwise ("Payment"), would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Internal Revenue Code ("Code"), then the aggregate present value of amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any payment to be nondeductible by the Company because of Section 280G of the Code. For purposes of this Section 5 of Appendix A, present value shall be determined in accordance with Section 280G(d)(4) of the Code. For purposes of this Section 5 of Appendix A, the terms "Payment" and "Agreement Payments" shall not include any payments required to be made to the Executive pursuant to the Consulting Agreement (as defined in Section 4 of this Appendix A), and any payments pursuant to the Consulting Agreement shall be disregarded in making any determinations, and thus shall not be subject to any reductions or cause any Payments to be reduced, pursuant to this Section 5 of Appendix A.

         6. A1l determinations required to be made under Section 5 of this Appendix A shall be made by Deloitte & Touche LLP or, at the Company's option, any other nationally recognized firm or independent public accountants selected by the Executive and approved by the Company, which approval shall not be unreasonably withheld or delayed (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive as of the date on which the Acquisition of Control occurs or such other time as is requested by the Company. Any such determination by the Accounting Firm shall be binding upon the Company and the Executive. The Executive shall determine which and how much of the Payments shall be eliminated or reduced consistent with the requirements of Section 5 of this Appendix A, provided that, if the Executive does not make such determination within ten business days of the receipt of the calculations made by the Accounting Firm, the Company shall elect which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Appendix A and shall notify the Executive promptly of such election. All fees and expenses of the Accounting Firm incurred in connection with the determinations contemplated by this Section 6 of Appendix A shall be borne by the Company.


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                                   APPENDIX B:

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into effective as of September 30, 1999, by and among CATALINA LIGHTING, INC., a Florida corporation (the "Company") and DAVID W. SASNETT (the "Consultant").

                                   RECITATIONS

         A. The Company recognizes that the Consultant possesses extensive knowledge and experience regarding the businesses in which the Company is engaged and all aspects of the Company's operations. The Company believes that the Consultant's business advice will be extremely beneficial to the Company and wishes to obtain such advice and the benefit of the Consultant's knowledge and experience.

         B. The Company desires to retain the services of the Consultant and the Consultant desires to provide services to the Company, subject to the terms and conditions set forth in this Agreement.

                              OPERATIVE PROVISIONS

         In consideration of the foregoing recitations, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereto, intending legally to be bound, hereby covenant and agree as follows:


                                    ARTICLE I
                             ENGAGEMENT OF SERVICES

         1.1 Engagement of Consultant. The Company hereby engages the Consultant and the Consultant hereby agrees to provide consulting services as set forth in Section 1.2 of this Agreement.

         1.2      Services to be Provided.

                  (a) Services. During the term of this Agreement, the Consultant shall make himself available to consult with the Chief Executive Officer (the "CEO"), upon reasonable notice from the Company, during the Company's normal business hours. The Consultant shall report exclusively to the CEO and shall perform such consulting services (consistent with the services the Consultant previously provided to the Company while he was an employee) as shall be requested by the CEO from time to time (collectively referred to herein as the "Services").

                  (b) Performance of Services. The Consultant is responsible for reasonably determining the method, details and means of performing the Services required under this Agreement. The Consultant shall maintain all permits, licenses and authorizations necessary to Consultant's performance of Services hereunder and shall at all times perform such Services and conduct Consultant's business and affairs in accordance with all applicable federal, state and local laws and regulations. Such consultation may be by telephone, in writing or by other method of communication selected in the reasonable exercise of the Consultant's discretion. Unless otherwise agreed to in writing by the Consultant, the Consultant shall provide the Services required hereunder at Miami, Florida or the location or locations which the Consultant and the Company mutually agree.

                  (c) Hours. During the Term of this Agreement, it is agreed that the Consultant shall not be required to devote more than ten (10) hours (the "Agreed Hours") in any calendar month in the performance of the Services set forth in subsection 1.2(a) hereof.

         1.3 Term of Agreement. The term of this Agreement shall commence on the date it is executed by the Consultant and delivered to the Company pursuant to Section 10 of that certain Agreement, dated May 7, 1998, as amended (the "Commencement Date") and shall continue for twenty-four (24) months after the Commencement Date (the "Term").

         1.4 Nature of Consulting Relationship. It is agreed and understood by the parties to this Agreement that, for all purposes, during the term of this Agreement, the Consultant shall serve solely as an independent contractor of the Company and shall not be an employee of the Company in any capacity. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and Company. As an independent contractor, the Consultant shall accept any directions issued by the Company pertaining to the goals to be attained and the results to be achieved by him, but shall be solely responsible for the manner and hours in which he will perform his services under this Agreement.


                                   ARTICLE II
                                  COMPENSATION

         2.1 Fees. In consideration for the services to be provided by the Consultant pursuant to Section 1.2 hereof, the Company shall pay a fee to the Consultant equal to One Hundred Thousand Dollars ($100,000) (the "Compensation") for the Term of this Agreement, payable in twenty four (24) equal consecutive monthly installments of Four Thousand One Hundred Sixty Six Dollars and 67 Cents ($4,166.67) per month, commencing on the Commencement Date.

         2.2 Expense Reimbursement. During the Term of this Agreement, the Company shall reimburse the Consultant for all reasonable business expenses actually paid or incurred by the Consultant in the course of and pursuant to the business of the Company, upon proper submission of supporting documentation by the Consultant and in accordance with such policies and guidelines as from time to time may be established by the Company.

                                  ARTICLE III
                               DEATH & DISABILITY

         3.1 Death or Disability. Notwithstanding anything to the contrary contained in this Agreement, in the event of the Consultant's death or Disability during the Term of this Agreement, the Consultant, his beneficiary, his estate or personal representative shall continue to receive the Compensation provided for in Section 2.1 hereof, at such times and in such amounts as if the Consultant had not died or suffered a Disability. For purposes of this Agreement, "Disability" shall mean if the Consultant shall as a result of mental or physical incapacity, illness or disability, become unable to perform his obligations hereunder for a period of 180 days in any 12-month period.

                                   ARTICLE IV
                                 MISCELLANEOUS

         4.1 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties hereto. This Agreement may not be amended or modified in any way except by a written instrument executed by the Company and the Consultant.

         4.2 Notices. All notices under this Agreement shall be in writing and shall be given by personal delivery, or by registered or certified United States mail, postage prepaid, return receipt requested, to the address set forth below:

         If to the Consultant:       David W. Sasnett
                                     16254  SW 67th Court
                                     Pembroke Pines, Florida 33331

         with copy to:               Greenberg Traurig, P.A.
                                     1221 Brickell Avenue
                                     Miami, Florida 33131

                                     Attn: Steven B. Lupidus, Esq.


         If to the Company:          CATALINA LIGHTING, INC.
                                     18191 NW 68th Avenue
                                     Miami, Florida 33015

                                     Attn: Corporate Secretary

or to such other person or persons or to such other address or addresses as the Consultant and the Company or their respective successors or assigns may hereafter furnish to the other by notice similarly given. Notices, if personally delivered, shall be deemed to have been received on the date of delivery, and if given by registered or certified mail, shall be deemed to have been received on the fifth business day after mailing.

         4.3 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida, without giving effect to the conflict of laws principles of each State. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Eleventh Circuit. The parties hereby irrevocably waive their right to a jury trial.

         4.4 Assignment: Successors and Assigns. Neither the Consultant nor the Company may make an assignment of this Agreement or any interest herein, by operation of laws or otherwise, without the prior written consent of the other party; provided that the Company shall assign its rights and obligations under this Agreement to any corporation, partnership, organization or other entity in the event that the Company shall effect a reorganization, consolidate with or merge into such other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to such other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Company and the Consultant, their respective heirs, personal representatives, executors, legal representatives, successors and assigns.

         4.5 Waiver. The waiver by any party hereto of the other party's prompt and complete performance or breach or violation of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party or as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

         4.6 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, then this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

         4.7 Attorneys Fees. In the event that any litigation shall arise between the Company and the Consultant based, in whole or in part, upon this Agreement or any provisions contained herein, the prevailing party in any litigation shall be entitled to recover from the non-prevailing party, and shall be awarded by a court of competent jurisdiction, any and all reasonable fees and disbursements of trial and appellate counsel paid, incurred or suffered by such prevailing party as the result of, arising from, or in connection with, any such litigation.

         4.8 Compliance with Legal Requirements. The Company shall not be required, by reason of this Agreement, to provide workers' compensation, disability insurance, Social Security or unemployment compensation coverage nor any other statutory benefit to the Consultant. The Consultant shall comply at his expense with all applicable provisions of workers' compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors.

         4.9 Gender and Number. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural and all plural words shall include the singular.

         4.10 Section Headings. The section or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions of this Agreement.

         4.11 No Third Party Beneficiary other than Company. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and each of their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.


         4.12 No Authority to Bind Company. The Consultant does not and shall not have any authority to enter into any contract or agreement for, on behalf of or in the name of the Company, or to legally bind the Company to any commitment or obligation.

         4.13 Indemnification. To the maximum extent permitted by law, the Company shall indemnify, hold harmless, protect and defend (with counsel reasonably acceptable to Consultant) Consultant and all others who could be liable for the obligations of any of them from and against any and all claims, demands, actions, fines, penalties, liabilities, losses, damages, injuries and expenses (including without limitation, actual attorneys', consultant's and expert witness' fees and costs at the pre trial, trial and appellate levels and in bankruptcy proceedings) related to, arising out of or resulting from the performance by the Consultant of his obligations and duties hereunder in accordance with the terms hereof, provided, however, that the Company does not hereby agree, and shall not be obligated to, so indemnify the Consultant from any such loss, cost, damage, liability or expense (i) arising out of any act or ommission of the Consultant or any of his agents, officers, employees, independent contractors or representatives, which act or omission constitutes gross negligence, willful misconduct or fraud or is in material breach of this

Agreement, and (ii) relating to any obligation of the Consultant to comply with the provisions of Section 4.8 above including, but not limited to, the Consultant's obligation to pay tax under any federal, state or local tax law. Notwithstanding any other provisions of this Agreement to the contrary, the Company's obligations under this Section 4.13 shall survive the expiration, termination or cancellation of this Agreement.

         IN WITNESS WHEREOF, the undersigned have entered this Agreement as of the date first above written.


                                              THE COMPANY:

                                              CATALINA LIGHTING, INC., a Florida
                                              corporation


                                              ----------------------------------


                                              THE CONSULTANT:



                                              ----------------------------------
                                              DAVID W. SASNETT

                                   EXHIBIT C

                        SCHEDULE OF DISABILITY INSURANCE

Company                      Policy Number              Annual Benefit
-------                      -------------              --------------

The Guardian Life               29627                  $7,500 per month
Insurance Company of
America

                                   EXHIBIT D

                           SCHEDULE OF LIFE INSURANCE

Company                      Policy Number
-------                      -------------

The Guardian Life               29627                  $20,000
Insurance Company of
America